EXHIBIT 23



     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-38891 and 333-101835) of C&D Technologies, Inc. of our report dated June 28, 2004 relating to the financial statements of the C&D Technologies Savings Plan, which appears in this Form 11-K.



/S/ PricewaterhouseCoopers LLP
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Philadelphia, PA
June 28, 2004